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                                                                      Exhibit 23

                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92094) pertaining to the 1995 Stock Option Plan of Toy Biz, Inc. of our report dated March 25, 1997, with respect to the consolidated financial statements and schedule of Toy Biz, Inc. included in Toy Biz, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                           /s/ Ernst & Young LLP

New York, New York
April 11, 1997